Exhibit 99.1

Radius Global Infrastructure Reports 2020 Results

Achieves Significant Revenue Growth

of 25% in 2020 over 2019

March 30, 2021 - Radius Global Infrastructure, Inc. (NASDAQ: RADI) (“Radius” or the “Company”), one of the largest global owners and acquirors of primarily triple net real property interests and contractual rights underlying wireless communications cell sites and other essential digital infrastructure in 19 countries, today reported results for the fourth quarter of and year end 2020.

“We are extremely pleased with our 2020 results as we delivered strong revenue, gross profit and portfolio growth. Our global acquisition platform generated significant acquisitions at an increasing rate of capital deployment, allowing us to grow our strategic rent portfolio appreciably. In the fourth quarter, we increased revenue by 36%, bringing our Annualized In Place Rents to $84.1 million.  We had a similar 35% increase of Annualized In Place Rents year over year. These stable cash flow streams underlying essential telecom infrastructure leases provide a powerful balance of yield and growth, now in increasing scale,” commented Bill Berkman, Co-Chairman and Chief Executive Officer.

QUARTERLY RESULTS

Revenue increased 36% to $20.1 million for the three months ended December 31, 2020 compared to revenue of $14.8 million for the three months ended December 31, 2019.

Gross Profit increased 37% to $19.9 million in the 2020 three-month period when compared to gross profit of $14.5 million in the corresponding 2019 three-month period.

FULL-YEAR RESULTS

Revenue increased 25% to $69.8 million for the year ended December 31, 2020 compared to revenue of $55.7 million for the year ended December 31, 2019.

Gross Profit increased 25% to $69.1million in the 2020 twelve-month period when compared to gross profit of $55.4 million in the corresponding 2019 twelve-month period.

Annualized in Place Rents increased to $84.1 million as of December 31, 2020, an increase of 35% over the December 31, 2019 Annualized In Place Rents of $62.1 million.

Investments in Real Property Interests and Related Intangible Assets as identified on the Company’s Consolidated Statements of Cash Flows was $180.7 million and $78.1 million for the year ended December 31, 2020 and 2019 respectively, an increase of $102.6 million or 131% for the year ended December 31, 2020 over the year ended December 31, 2019.

Acquisition Capex deployed by the Company was $220.8 million and $98.9 million for the year ended December 31, 2020 and 2019 respectively, an increase of $121.9 million or 123% for the year ended December 31, 2020 over the year ended December 31, 2019.

We refer you to the GAAP financial disclosure and reconciliations to non-GAAP financial measurement set forth below and in the Company’s Form 10-K.  The Company pays for its acquisitions of real property interests either with a one-time payment at the time of acquisition or, in a limited number of instances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement.  In our Consolidated Statements of Cash flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and Related Intangible Assets.  The total cash spent and the commitment for future payments in any given period for the acquisition of real property interests adjusted for changes in foreign currency is our Acquisition Capex.  Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements.   Please refer to the table below for a full reconciliation of Acquisition Capex.

2021 FINANCING TRANSACTION

The Company added approximately $94 million of USD equivalents in February 2021 with the issuance of eight year, fixed and floating rate, interest-only secured notes under an existing debt facility.  The debt was issued in 77 million Euros at a cash coupon rate of 3.9%, and 1.75% of interest paid in kind.

Attachment: Financial statement tables and non-GAAP reconciliations

WEBCAST AND CONFERENCE CALL INFORMATION

Management will host a webcast and conference call on Tuesday, March 30, 2021 at 8:30 A.M. Eastern Time to review the Company’s audited consolidated financial results, discuss recent events and conduct a question-and-answer session.

The live webcast and presentation slides will be available through the “News & Events” section of the Company’s website, https://www.radiusglobal.com/news-events/events-presentations. Participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Radius Global Infrastructure Fourth Quarter and Full Year 2020 Earnings Conference Call.

A replay of the webcast and access to the presentation slides will be available on the Company’s website until Tuesday, April 13, 2021, at https://www.radiusglobal.com/news-events/events-presentations.

About the Company

Radius Global Infrastructure, Inc., through its subsidiary AP WIP Investments, LLC ("APW"), is a multinational owner of a growing, diversified portfolio of triple-net ground, rooftop and other critical communications properties leased to wireless carriers and tower companies underlying their mission critical cell site antenna infrastructure. APW's proven lease origination engine drives highly attractive yields on capital invested. The Company is also expanding into other digital infrastructure segments and has a broad pipeline of proprietary and non-proprietary acquisitions, investments, and build-to-suit opportunities.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

This press release, including the attachments, contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "estimate, " "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects, and expectations concerning our business, operating results, financial condition, and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The Company has on file with the Securities and Exchange Commission (“SEC”), which the SEC has declared effective, a registration statement on Form S-4 (including a prospectus) in connection with the Company’s listing of its Class A Common Stock on NASDAQ and its domestication to Delaware.  In connection with the NASDAQ listing and the domestication, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company, the NASDAQ listing and the domestication.  These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Contacts

Investor Relations:

ICR Inc.

Evelyn Infurna/Nikki Sacks

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

Media:

Sard Verbinnen & Co

Jim Barron/Jared Levy

Email: Radius-SVC@sardverb.com

212-687-8080

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to February 9, 2020	Year ended December 31, 2019
Revenue	$62,923	$6,836	$55,706
Cost of service	619	34	326
Gross profit	62,304	6,802	55,380
Operating expenses:
Selling, general and administrative	60,565	4,344	36,783
Share-based compensation	83,421	—	—
Management incentive plan	—	—	893
Amortization and depreciation	43,005	2,584	19,132
Impairment - decommission of cell sites	1,975	530	2,570
Total operating expenses	188,966	7,458	59,378
Operating loss	(126,662)	(656)	(3,998)
Other income (expense):
Realized and unrealized (loss) gain on foreign currency debt	(40,434)	11,500	(6,118)
Interest expense, net	(25,201)	(3,623)	(32,038)
Other income (expense), net	1,916	(277)	177
Gain on extinguishment of debt	1,264	—	—
Total other income (expense), net	(62,455)	7,600	(37,979)
Income (loss) before income tax expense	(189,117)	6,944	(41,977)
Income tax expense	2,825	767	2,468
Net income (loss)	(191,942)	$6,177	$(44,445)
Net loss attributable to noncontrolling interest	(9,851)
Net loss attributable to Radius Global Infrastructure, Inc. common shareholders	$(182,091)

Loss per common share:
Basic and diluted	$(3.12)
Weighted average common shares outstanding:
Basic and diluted	58,425,000

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	Successor	Predecessor
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$99,896	$62,892
Restricted cash	1,614	1,140
Trade receivables, net	7,829	7,578
Prepaid expenses and other current assets	17,352	9,199
Total current assets	126,691	80,809
Real property interests, net:
Right-of-use assets - finance leases, net	237,862	80,498
Cell site leasehold interests, net	851,529	346,662
Real property interests, net	1,089,391	427,160
Intangible assets, net	5,880	2,848
Property and equipment, net	1,382	1,095
Goodwill	80,509	—
Deferred tax asset	1,173	991
Restricted cash, long-term	113,938	14,014
Other long-term assets	9,266	5,892
Total assets	$1,428,230	$532,809
Liabilities and Stockholders’ Equity/Members’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$30,854	$22,786
Rent received in advance	19,587	13,856
Finance lease liabilities, current	9,920	5,749
Cell site leasehold interest liabilities, current	5,749	8,379
Current portion of long-term debt, net of deferred financing costs	—	48,884
Total current liabilities	66,110	99,654
Finance lease liabilities	23,925	10,451
Cell site leasehold interest liabilities	11,813	8,462
Long-term debt, net of debt discount and deferred financing costs	728,473	524,047
Deferred tax liability	57,137	—
Other long-term liabilities	8,704	5,531
Total liabilities	896,162	648,145
Commitments and contingencies
Stockholders’ equity/Members’ deficit:
Series A Founder Preferred Shares (Successor), no par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of December 31, 2020	—	—
Series B Founder Preferred Shares (Successor), no par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of December 31, 2020	—	—
Class A Shares (Successor), no par value; 1,590,000,000 shares authorized; 58,425,000 shares issued and outstanding as of December 31, 2020	—	—
Class B Shares (Successor), no par value; 200,000,000 shares authorized; 11,414,030 shares issued and outstanding as of December 31, 2020	—	—
Class A units (Predecessor)	—	33,672
Common units (Predecessor)	—	85,347
Additional paid-in capital (Successor)	673,955	—
Members’ accumulated deficit (Predecessor)	—	(208,883)
Members’ accumulated other comprehensive loss (Predecessor)	—	(25,472)
Accumulated other comprehensive loss (Successor)	15,768	—
Accumulated deficit (Successor)	(213,237)	—
Total stockholders’ equity attributable to Radius Global Infrastructure, Inc./members’ deficit	476,486	(115,336)
Noncontrolling interest	55,582	—
Total liabilities and stockholders’ equity/members' deficit	$1,428,230	$532,809

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to February 9, 2020	Year ended December 31, 2019
Cash flows from operating activities:
Net income (loss)	$(191,942)	$6,177	$(44,445)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization and depreciation	43,005	2,584	19,132
Amortization of finance lease and cell site leasehold interest liabilities discount	1,279	213	2,097
Impairment – decommission of cell sites	1,975	530	2,570
Realized and unrealized loss (gain) on foreign currency debt	40,434	(11,500)	6,118
Amortization of debt discount and deferred financing costs	192	280	2,920
Provision for bad debt expense	323	26	761
Share-based compensation	83,421	—	—
Deferred income taxes	(962)	339	(570)
Gain on extinguishment of debt	(1,264)	—	—
Change in assets and liabilities:
Trade receivables, net	(53)	(682)	(2,492)
Prepaid expenses and other assets	(5,911)	935	(6,428)
Accounts payable, accrued expenses and other long-term liabilities	(15,316)	(4,605)	11,228
Rent received in advance	2,282	2,251	2,520
Net cash used in operating activities	(42,537)	(3,452)	(6,589)

Cash flows from investing activities:
Cash paid in APW Acquisition, net of cash acquired	(277,065)	—	—
Investments in real property interests and related intangible assets	(175,665)	(5,064)	(78,052)
Consolidation of variable interest entity	—	—	4,457
Advances on note receivable	(2,500)	(17,500)	—
Payments received on note receivable	20,000	—	—
Purchases of property and equipment	(1,049)	(40)	(317)
Net cash used in investing activities	(436,279)	(22,604)	(73,912)

Cash flows from financing activities:
Borrowings under the Facility Agreement	160,475	—	75,480
Proceeds from term loans and other debt agreements	3,245	—	18,600
Repayments of term loans and other debt	(48,065)	(250)	(19,350)
Debt issuance costs	(3,721)	—	(3,031)
Repayments of finance lease and cell site leasehold interest liabilities	(12,081)	(3,149)	(12,601)
Net cash provided by (used in) financing activities	99,853	(3,399)	59,098

Net change in cash and cash equivalents and restricted cash	(378,963)	(29,455)	(21,403)

Effect of change in foreign currency exchange rates on cash and restricted cash	5,783	(232)	(1,965)

Cash and cash equivalents and restricted cash at beginning of period	588,628	78,046	101,414
Cash and cash equivalents and restricted cash at end of period	$215,448	$48,359	$78,046

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$22,574	$4,684	$28,781
Debt issuance costs incurred but not paid	$—	$—	$779
Cash paid for income taxes	$2,748	$1,112	$1,080

Non-GAAP Financial Measures

We identify certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for management incentive plan expense, non-cash impairment—decommission of cell sites expense, realized and unrealized gains and losses on foreign currency debt, unrealized foreign exchange gains/losses associated with intercompany account balances denominated in a currency other than the functional currency, nonrecurring expenses incurred in connection with the Domestication, costs recorded in selling, general and administrative expenses incurred for incremental acquisition pursuit (successful and unsuccessful) and integration, and nonrecurring severance costs included in selling, general and administrative expenses. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

	Successor	Predecessor
(in thousands)	Period from February 10 - December 31, 2020	Period from January 1 – February 9, 2020	Year Ended December 31, 2019
(unaudited)
Net income (loss)	$(191,942)	$6,177	$(44,445)
Amortization and depreciation	43,005	2,584	19,132
Interest expense, net	25,201	3,623	32,038
Income tax expense	2,825	767	2,468
EBITDA	(120,911)	13,151	9,193
Impairment—decommission of cell sites	1,975	530	2,570
Realized/unrealized loss (gain) on foreign currency debt	40,434	(11,500)	6,118
Share-based compensation expense	83,421	—	—
Management incentive plan expense	—	—	893
Non-cash foreign currency adjustments	615	523	(632)
Nonrecurring domestication and public company registration expenses	8,439	—	—
Transaction-related costs	1,860	—	—
One-time severance expense	—	—	2,331
Adjusted EBITDA	$15,833	$2,704	$20,473

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. The Company’s payments for its acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each cell site leasehold interest agreement. In all cases, the Company contractually acquires all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the Company’s acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling and marketing activities included in selling, general and administrative expenses in the consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in our consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period.  The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets”, which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

	Successor	Predecessor
(in thousands)	Period from February 10 - December 31, 2020	Period from January 1 - February 9, 2020	Year Ended December 31, 2019
(unaudited)
Investments in real property interests and related intangible assets	$175,665	$5,064	$78,052
Committed contractual payments for investments in real property interests and intangible assets	30,073	1,533	20,188
Foreign exchange translation impacts and other	8,677	(262)	686
Acquisition Capex	$214,415	$6,335	$98,926

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment made under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired.  Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue.  As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue”, which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

	Successor	Predecessor
(in thousands)	Period from February 10 - December 31, 2020	Period from January 1 - February 9, 2020	Year Ended December 31, 2019
Revenue for year ended December 31	$62,923	$6,836	$55,706
Annualized in-place rents as of December 31	$84,071		$62,095